SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



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                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):           July 24, 2001
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                            Merrill Lynch & Co., Inc.
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             (Exact Name of Registrant as Specified in its Charter)

      Delaware                    1-7182                       13-2740599
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  (State or Other               (Commission                 (I.R.S. Employer
  Jurisdiction of               File Number)               Identification No.)
   Incorporation)

4 World Financial Center, New York, New York                         10080
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(Address of Principal Executive Offices)                           (Zip Code)

Registrant's telephone number, including area code:       (212) 449-1000
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         (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events

     On July 24, 2001, Merrill Lynch & Co., Inc. issued the following press release.


                     MERRILL LYNCH BOARD OF DIRECTORS ELECTS
             E. STANLEY O'NEAL PRESIDENT AND CHIEF OPERATING OFFICER

     NEW YORK, July 24 - David H. Komansky, chairman and chief executive officer, today announced that the Merrill Lynch & Co., Inc. Board of Directors has elected E. Stanley O'Neal president and chief operating officer of the corporation, effective immediately. Mr. O'Neal also was elected to the Board of Directors.

     Mr. O'Neal, 49, has served most recently as president of Merrill Lynch's U.S. Private Client Group (USPC), which provides wealth management services to individuals and businesses across the U.S. Previously, he served as the corporation's chief financial officer and co-headed the Corporate and Institutional Client Group (CICG).

     Speaking on behalf of the Board, Mr. Komansky said: "Through his broad experience across the many facets of our business, Stan O'Neal has demonstrated keen strategic vision and a great ability to inspire and lead people.

     "In every position he has held at Merrill Lynch, he has shown a passion for excellence and market leadership," Mr. Komansky added. "His dedication to outstanding performance on behalf of our clients, shareholders and employees makes him the ideal person to join me in leading our company."

     In his new position, vacant since July 1999, Mr. O'Neal will work with Mr. Komansky to direct the worldwide operations of the company's three primary businesses: corporate and institutional, private client and investment management. He will continue to head USPC until a successor is named.

     "I am honored to take on this leadership role," Mr. O'Neal said. "Merrill Lynch is an exceptional company with exceptional people. Together, we will build upon a long and impressive record of growth as one of the world's premier brands in financial services."

     Mr. O'Neal joined Merrill Lynch as a director in investment banking in 1986. In 1991, he became managing director in charge of high-yield finance and restructuring and assumed added responsibilities in 1994 for real estate and project finance and equity private placement. During his leadership of the high-yield business, Merrill Lynch was ranked number one in U.S. domestic high-yield issuance from 1991 to 1994.

     In 1995, he became head of the capital-markets group, with responsibility for all debt and equity new issue activity worldwide. During this period, he also headed the client strategies group, which provided specialized portfolio consulting and investment advisory services to institutional clients worldwide.

     Mr. O'Neal became co-head of CICG in April 1997, at which time he was also elected an executive vice president of Merrill Lynch & Co., Inc. Eleven months later, in March 1998, he became chief financial officer, a position he held until becoming president of USPC in February 2000.

     Mr. O'Neal began his career at General Motors Corp. as a cooperative education student, including work on an automotive assembly line, at the company's Doraville, Ga., plant. He continued his employment there while earning a B.S. degree from Kettering University (formerly General Motors Institute). After receiving an M.B.A. degree with distinction in finance from Harvard University in 1978, Mr. O'Neal joined the General Motors treasury department, where he served in a succession of positions in New York and Madrid, including general assistant treasurer responsible for mergers and acquisitions and domestic financing activities.

     Mr. O'Neal is a vice chairman of the Securities Industry Association, a member of the Capital Markets Advisory Committee of the New York Stock Exchange, and a director of the Nasdaq Stock Market.

     Among his civic activities, he serves on the boards of the National Urban League, Ronald McDonald House of New York, Catalyst and the Buckley School. He also serves on an advisory council to the Bronx Preparatory Charter School, a New York City public school that provides a college preparatory curriculum to low-income students.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                                 MERRILL LYNCH & CO., INC.
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                                                       (Registrant)





                                            By:     /s/ Andrea L. Dulberg
                                                -------------------------------
                                                        Andrea L. Dulberg
                                                        Corporate Secretary



     Date: July 24, 2001